Exhibit 1.1

Execution Version

Arco Platform Limited

Class A Common Shares, par value US$0.00005 per share

Underwriting Agreement

June 2, 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Itau BBA USA Securities, Inc.

540 Madison Avenue, 24nd Floor

New York, New York 10022

Ladies and Gentlemen:

The shareholders of Arco Platform Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), named in Schedule II hereto (the “Selling Shareholders”) severally propose, subject to the terms and conditions stated in this agreement (the “Agreement”), to sell to Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc., as underwriters (the “Underwriters”), an aggregate of 5,563,203 Class A common shares, par value US$0.00005 per share (the “Class A Common Shares”) of the Company, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto. The aggregate of 5,563,203 Class A Common Shares to be sold by the Selling Shareholders is herein called the “Shares.” The common shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

1.            (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                A registration statement on Form F-3 (File No. 333-234215) (the “Initial Registration Statement”) including the base prospectus in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, including all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus or prospectus supplement included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus or prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A or Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that formed part of the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus or prospectus supplement, filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)             (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii)           For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(b) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)            The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(v)              The Registration Statement and the Pricing Prospectus conform, and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and the Pricing Prospectus, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi)            Neither the Company nor any of its subsidiaries has since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus, (i) other than as set forth in the Pricing Prospectus, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii)         The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)       The Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(ix)            The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued share capital of the Company, including the Class A Common Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Company’s share capital contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x)              The Shares to be sold by the Selling Shareholders are duly and validly issued and are fully paid and nonassessable and conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xi)            The compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)         Neither the Company nor any of its subsidiaries, is (i) in violation of its respective certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, as the case may be, or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)       The statements set forth or incorporated by reference in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the Company’s share capital, under the caption “Taxation,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv)        Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company (i) is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others against the Company or any of its subsidiaries; (ii) that are required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus and are not so described; and, to the Company’s knowledge, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xv)          The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi)        At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)     Ernst & Young Auditores Independentes S.S. (“EY”), who has audited the financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder whose registration has not been suspended or revoked and who has not requested such registration be withdrawn;

(xviii)   The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix)        Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi)        Interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxii)     This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii)   None of the Company or any of its subsidiaries or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (1) taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or any direct or indirect unlawful payment; or (2) violated, is in violation of, or will violate any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom, Brazil’s Anticorruption Law (Laws No. 12,846/2013) and 8,429/1992 and Brazilian Decree 8,420/2015, or any other applicable anti-bribery or anti-corruption law, or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws;

(xxiv)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxv)      None of the Company or any of its subsidiaries or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is owned or controlled by one or more individual or entities (“Person”) that is, currently (1) the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Bureau of Industry and Security (“BIS”), or the

U.S. Department of State (including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (2) otherwise named on any restricted parties list administered by such authorities, including the Denied Persons List or Entity List, or (3) organized or resident in, a country or territory subject to a general export, import, financial or investment embargo under any Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (a “Sanctioned Country”), and the Company will not, and will not permit subsidiaries to, directly or indirectly use all or part of the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (y) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or applicable export control laws and regulations administered by BIS, including the Export Administration Regulations (collectively, “Export Controls”). For the past five years, the Company and its subsidiaries have not or has not, knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that would violate Sanctions or Export Controls;

(xxvi)    The financial statements, including (A) the audited financial statements of the Company as of and for the three-year period ended December 31, 2019 as filed with the SEC on March 31, 2020 in its annual report on Form 20-F, (B) the unaudited interim condensed consolidated financial statements of the Company as of March 31, 2020 and for the three- month periods ended March 31, 2020 and 2019, (C) to the knowledge of the Company, the audited combined carve-out financial statements of Positivo Soluções Didáticas as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, and (D) to the knowledge of the Company, the unaudited interim combined carve-out financial statements of Positivo Soluções Didáticas as of October 31, 2019 and for the periods from January 1, 2019 to October 31, 2019 and January 1, 2018 to October 31, 2018, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the consolidated financial position and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries and, to the knowledge of the Company, Positivo Soluções Didáticas, at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved. The selected financial and other data and the summary financial and other data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The unaudited pro forma combined consolidated financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements, or other financial statements required by Regulation S-X under the Act, including Rule 3-09 thereof, or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “Non-GAAP Financial Measures” comply with the requirements for “Non-GAAP Financial Measures” under Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the Company and its subsidiaries do not have any material off-balance sheet liabilities and obligations, except as otherwise disclosed in the Pricing Prospectus and the Prospectus;

(xxvii) From the time of filing of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxviii)         The Company is a “foreign private issuer” as defined in Rule 405 under the Act (a “Foreign Private Issuer”);

(xxix)    Based upon the manner in which the Company currently operates its business, management’s estimates of the Company’s gross income, assets and goodwill for the current taxable year, the Company’s business plans and the Company’s current interpretation of the “passive foreign investment company” (“PFIC”) provisions in the Internal Revenue Code of 1986 (the “Code”) and the Treasury regulations promulgated thereunder, the Company believes that it will likely not be treated as a PFIC as defined in Section 1297 of the Code for the current taxable year or for the foreseeable future;

(xxx)      The Company and its subsidiaries own or possess sufficient rights to use all relevant licenses, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) used in, held for use in or necessary for the conduct of the business now operated by them, except where the failure to own or possess any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice or claim alleging any infringement, misappropriation, violation of or conflict with any such rights of others, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company or its subsidiaries, and all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, is valid and enforceable, and is owned free and clear of all liens, encumbrances, defects or other restrictions, except for such liens, encumbrances, defects or other restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxi)    The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxiii)         There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(xxxiv)         Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan (each, a “Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would result in material liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption, (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is, to the knowledge of the Company, reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (D) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA, (F) neither the Company nor any member of the Controlled Group (within the meaning of section 4001(a)(14)

of ERISA) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries;

(xxxv)  The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental and regulatory authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxxvi)         No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares;

(xxxvii)       The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect; neither the Company nor any of its subsidiaries have notice or knowledge of any unpaid tax deficiency which is reasonably expected to be determined adversely to the Company or its subsidiaries and would reasonably be expected to have a Material Adverse Effect;

(xxxviii)     The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are ordinary and customary in the businesses in which they are engaged;

(xxxix)         No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(xl)            Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions the Company makes no representation, the Company has not taken, directly or indirectly, any action designed to or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xli)         Any market and statistical information provided in the Pricing Disclosure Package and the Prospectus are based on or furnished by sources that the Company in good faith believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained written consent for the use of such data from such sources;

(xlii)       No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xliii)     There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the sale of the Shares to the Underwriters;

(xliv)     Except as described in the Pricing Disclosure Package, the Company has not sold, issued or distributed any Class A Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xlv)        The Company has no reason to believe that the indemnification provisions set forth in Section 9 hereof contravene Cayman Islands or Brazilian law or public policy;

(xlvi)     Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no other similar taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to any Cayman or Brazilian authority or to any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by the Company of this Agreement;

(xlvii)   Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the Cayman Islands or Brazil, or U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the courts of the Cayman Islands or Brazil, or the U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 21 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xlviii) Any final judgment for a fixed or determined sum of money (other than a sum payable in respect of taxes, fines, penalties or similar charges) or a non-monetary judgment (in respect of which specific performance could be ordered) rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon the Agreement would be declared enforceable against the Company by the courts of the Cayman Islands and Brazil, without reconsideration or reexamination of the merits, provided that, in the case of the Cayman Islands, such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; and (upon confirmation of such judgment by the Brazilian Superior Court of Justice in case of any judgment in Brazil) provided that, with respect to Brazil, such judgment (a) fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment was granted; (b) is issued by a competent court and/or authority in the jurisdiction where it was awarded after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as required under applicable law; (c) is not against Brazilian public policy, national sovereignty or public morality; (d) is final and conclusive and, therefore, not subject to appeal in the jurisdiction where it was rendered; (e) is authenticated by a Brazilian consular office in the country where the foreign judgment is issued, except if it is apostilled by a competent authority of the State in which the decision was issued, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Document; (f) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; (h) such judgment does not conflict with a previous final and binding judgment on the same matter and involving the same parties issued in Brazil (res judicata); and (i) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with;

(xlix)     The choice of laws of the State of New York as the governing law of the Agreement (the “Governing Law”) is a valid choice of law under the laws of the Cayman Islands and Brazil and will be recognized and given effect by the courts of the Cayman Islands and Brazil, provided, with respect to Brazil, that (a) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (b) the contract is considered to be international by Brazilian courts; (c) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts and (d) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom and subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and provided that, in the case of the Cayman Islands, such choice of law has been made in good faith and will be upheld by the courts of New York as a matter of the Governing Law. For the purposes of (d) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving real estate located in Brazil, inventory and legal partition of assets located in Brazil, judicial divorce and distribution of assets located in Brazil and the declaration of bankruptcy by a Brazilian individual or entity. The Company has the power to submit, and pursuant to Section 18 of this Agreement and to the extent permitted by law, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(l)                The legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which the Company is organized or does business is not dependent upon this Agreement being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of this Agreement, other than court costs (including, without limitation, filing fees), except that, (i) Cayman Islands stamp duty would be required to be paid before this Agreement could be admitted into evidence before the courts of the Cayman Islands, and (ii) for the purpose of enforcing and admitting this Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil: (i)(a) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (b) this Agreement shall have been translated into Portuguese by a sworn translator; and (c) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (ii) if the state in which this Agreement was executed is party to the Apostille Convention, an authority designated by the state in which this Agreement is executed (“Competent Authority”) shall have issued a certificate that authenticates the origin of this Agreement (“Apostille”) and (b) the Apostille and this Agreement shall have been translated into the Portuguese language by a sworn translator;

(li)             (i)(x) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), except where such security breach, attack or other compromise would not, individually or in the aggregate, have a Material Adverse Effect and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, attack or compromise to their IT Systems and Data and (ii) the Company and its subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, except where such noncompliance with such laws, statutes, judgment, order, rule or regulations or internal policies or contractual obligations would not, individually or in the aggregate, have a Material Adverse Effect; and

(lii)           The Company does not have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.

(b)       Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                 Such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)               The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (2) result in any violation of the provisions of the charter, by-laws, partnership agreement or similar organizational documents of such Selling Shareholder, as applicable, or (3) result in any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder, except, in the case of the foregoing clauses (1) and (3) above, as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, FINRA or the NASDAQ Stock Market (the “Exchange”) in connection with the purchase and distribution of the Shares by the Underwriters;

(iii)             Such Selling Shareholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder at the Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)             On or prior to the date of the Pricing Prospectus, Alfaco Holding Inc. has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;

(v)               Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price the Shares;

(vi)             To the extent that any statements or omissions made in the Registration

Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein (the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood and agreed that the Selling Shareholder Information with respect to such Selling Shareholder only includes the information relating to such Selling Shareholder under the caption “Selling Shareholders” in the Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto;

(vii)           In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof);

(viii)         The obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Shareholder or by the occurrence of any other event; if such Selling Shareholder should be dissolved or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, certificates or book entry positions representing the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement;

(ix)             Such Selling Shareholder will not directly or indirectly use the proceeds of the sale of the Shares for the purpose of financing or facilitating any activity that would violate any applicable anti-corruption law or regulation;

(x)               Such Selling Shareholder will not directly or indirectly use the proceeds of the sale of the Shares (x) to fund or facilitate any activities of or business with any Person that, at the time of such funding, is the subject or the target of Sanctions, (y) to fund or facilitate any activities of or business in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (z) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or Export Controls;

(xi)             Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(xii)           Such Selling Shareholder is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.             Subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Shareholder at a purchase price per share of U.S.$47.33, the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto.

3.            Upon the authorization by each of the Selling Shareholders of the release of their respective Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.            (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Selling Shareholders to the Underwriters, through the facilities of the Depositary Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by each of the Selling Shareholders to the Underwriters at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 4, 2020 or such other time and date as the Underwriters and the Selling Shareholders may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the

Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)         Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)         Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)         To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)         (i) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC. The restrictions contained in the preceding sentence shall not apply to (a) the Common Shares to be sold hereunder; (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or under the Company’s long-term incentive plan described in the Registration Statement, the Pricing Prospectus and the Prospectus, provided that, for the avoidance of doubt, the recipients of such Common Shares who are directors and executive officers shall be bound by the terms of the letter or letters, substantially in the form of Annex I hereto; (c) the issuance by the Company of Common Shares upon the conversion of a security, described in the Registration Statement, the Pricing Prospectus, and the Prospectus, outstanding on the date hereof, provided that, for the avoidance of doubt, the recipient of such Common Shares shall be bound by the terms of the letter or letters, substantially in the form of Annex I hereto; (d) any issuance by the Company of Common Shares in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company, provided that the aggregate number of Common Shares issued or issuable under this clause (d) shall not exceed (i) 10% of the total number of Common Shares issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation, as the case may be, and (ii) the recipient of such Common Shares shall have executed and delivered to the Underwriters a letter or letters, substantially in the form of Annex I hereto, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such trading plan does not provide for the transfer of Common Shares during the Company Lock-up Period and (ii) no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan;

(f)          To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)         During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(h)         To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)           [Reserved.]

(j)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l)           To promptly notify you if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the completion of the Company Lock-Up Period referred to in Section 5(e)(i) hereof; and

(m)        The Company and each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed “Certification Regarding Beneficial Owners of Legal Entity Customers,” together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

6.            (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling

Shareholder represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information; and

(d)          The Company and each Selling Shareholder, severally and not jointly, represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Underwriters with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Underwriters that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications.

7.            The Company and each Selling Shareholder, severally and not jointly, covenant and agree with the several Underwriters that the Selling Shareholders will pay or cause to be paid its pro rata share (based on the number of Shares which such Selling Shareholder has agreed to sell hereunder) the following: (i) the fees, disbursements and expenses of the Selling Shareholders’ counsels, the Company’s counsels and accountants in connection with the registration or sale of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, excluding the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses of the Company incurred in connection with any “road show” presentation to potential investors, excluding the expenses incurred by the Underwriters in connection therewith; and (ix) all other costs and expenses of the Company and the Selling Shareholders incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in this Section 7 and Sections 9 and 12, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, “road show” and other out-of-pocket expenses, any other costs other payable by the Underwriters on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.            The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          White & Case LLP, U.S. counsel for the Underwriters, shall have furnished to you its opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Lefosse Advogados, Brazilian counsel for the Underwriters, shall have furnished to you its opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)          Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to you its opinion and negative assurance letter, dated the Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(e)          Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company, shall have furnished to you its opinion and negative assurance letter, dated the Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(f)           Maples and Calder, Cayman counsel for the Company, shall have furnished to you its opinion, dated the Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(g)          The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated the Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(h)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, EY and KPMG Auditores Independentes shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered shall use a “cut-off date” no more than three business days prior to the date of this Agreement or the Time of Delivery, as the case may be;

(i)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time and also at the Time of Delivery, the Underwriters shall have received a certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to you, signed by the Chief Financial Officer of the Company;

(j)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the

Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)	On or after the Applicable Time there shall not have occurred any of the following:

(i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l)           [Reserved.]

(m)        The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from Alfaco Holding Inc., substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(n)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and the Company and the Selling Shareholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section 8.

9.            (a) The Company will indemnify and hold harmless each Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Act (a “road show”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information (as defined below).

(b)                   Each of the Selling Shareholders, severally and not jointly with respect to each other, will indemnify and hold harmless each Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show,” or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that each Selling Shareholder will be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in reliance upon and in conformity with Selling Shareholder Information provided by such Selling Shareholder; it being understood and agreed that the Selling Shareholder Information with respect to such Selling Shareholder only includes the information relating to such Selling Shareholder under the caption “Selling Shareholders” in the Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto and provided, further, that the liability of a Selling Shareholder pursuant to this subsection (b) shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, paid to such Selling Shareholder from the sale of Shares by such Selling Shareholder hereunder, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(c)                   Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its officers, partners, members, directors and its affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the name of each Underwriter and the information contained in the fifth and twelfth paragraphs under the caption “Underwriting.”

(d)                   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be several and not joint and limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, paid to such Selling Shareholder from the sale of Shares by such Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                    The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10.        (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders except for the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.        The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.        If the Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, or if the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Selling Shareholders will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, provided that the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof and provided further that the Selling Shareholders shall have no obligation to reimburse the Underwriters if this Agreement is terminated pursuant to Section 10.

13.        In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by it.

In accordance with the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and (ii) Itau BBA USA Securities, Inc., 540 Madison Avenue, 24nd Floor, New York, NY 10022-3263, Attention: Chief Compliance Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and (ii) Itau BBA USA Securities, Inc., 540 Madison Avenue, 24nd Floor, New York, NY 10022-3263, Attention: Chief Compliance Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.        Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.        (a) The Company and the Selling Shareholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder in connection with such transaction or the process leading thereto.

(b)       If any Selling Shareholder is (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account, then such Selling Shareholder hereby represents, solely for purposes of assisting each Underwriter in forming a reasonable belief as to the following in order to enable the Underwriter to rely on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), that such Selling Shareholder is acting through a fiduciary that: (i) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E); (ii)

is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of each Underwriter; (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Selling Shareholder’s transactions with each Underwriter hereunder; (iv) has been advised that, with respect to each Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Shareholder’s transactions with the Underwriter contemplated hereby; (v) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Shareholder’s transactions with each Underwriter contemplated hereby; and (vi) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Disclosure Package and the Prospectus; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Underwriters nor any of their respective affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Shareholder or such fiduciary for the provision of investment advice (rather than services) in connection with such Selling Shareholder’s transactions with each Underwriter contemplated hereby.

17.        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.        THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction in which the Company is subject by a suit upon such judgment. The Company and Alfaco Holding Inc. irrevocably appoint Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168, and General Atlantic Arco (Bermuda), L.P. irrevocably appoints General Atlantic Service Company, L.P. located at 55 East 52nd Street, 33rd Floor New York, NY 10055, as its authorized agent to receive service of process or other legal summons for purposes of any suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or each Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 18, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder in any such suit or proceeding. The Company and each Selling Shareholder hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and each Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

19.   The Company and the Selling Shareholders, severally and not jointly, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The foregoing indemnity made by each Selling Shareholder is made only with respect to any judgment or order against such Selling Shareholder and only to the extent of the loss directly attributable to such judgment or order. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) Brazil, or any political subdivision thereof, (iii) the United States or the State of New York, or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21.        The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.        This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.        Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.        (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders.

Very truly yours,

Arco Platform Limited

By:	/s/Ari de Sá Cavalcante Neto
Name: Ari de Sa Cavalcante Neto
Title: Chief Executive Officer

By:	/s/ David Peixoto dos Santos
Name: David Peixoto dos Santos
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Alfaco Holding Inc.

By:	/s/ Alberto Menache
Name: Alberto Menache
Title: Director

General Atlantic Arco (Bermuda), L.P.

By: GAP (Bermuda) Limited, its general partner

By:	/s/ J. Frank Brown
Name: J. Frank Brown
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof
in New York, New York.

Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

Itau BBA USA Securities, Inc.

By:	/s/ Roderick Greenlees
Name: Roderick Greenlees
Title: Managing Director

By:	/s/ Cristiano Guimaraes
Name: Cristiano Guimaraes
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
Goldman Sachs & Co. LLC	4,728,723
Itau BBA USA Securities, Inc.	834,480
Total	5,563,203

SCHEDULE II

Total Number of Shares to be Sold
General Atlantic Arco (Bermuda), L.P.(a)	5,503,203
Alfaco Holding Inc. (b)	60,000
Total	5,563,203

________

(a)       This Selling Shareholder is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP as its U.S. counsel and Conyers Dill & Pearman as its Bermuda counsel.

(b)       This Selling Shareholder is represented by Davis Polk & Wardwell LLP as its U.S. counsel and Maples and Calder as its British Virgin Islands counsel.

SCHEDULE III

(a)        Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)        Section 5(d) Writings

None.

(c)       Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package: Pricing Information Provided Orally by the Underwriters, which consists of:

•	The public offering price per share for the Shares is U.S.$47.70 (“Public Offering Price”); and

•	The aggregate number of Shares purchased by the Underwriters is 5,563,203.

ANNEX I

FORM OF LOCK-UP AGREEMENT

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Itau BBA USA Securities, Inc.

540 Madison Avenue, 24nd Floor

New York, New York 10022

Re: Arco Platform Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as underwriters (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”), with Arco Platform Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and General Atlantic Arco (Bermuda), L.P. and Alfaco Holding Inc. (the “Selling Shareholders”), providing for the public offering (the “Offering”) of Class A common shares, par value US$0.00005 per share, (the “Class A Common Shares”) of the Company pursuant to a Registration Statement on Form F-3 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement (this “Lock-Up Agreement”) and continuing to and including the date 90 days after the date set forth on the final prospectus supplement used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A Common Shares of the Company, or any options or warrants to purchase any Class A Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Class A Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Offering.

Notwithstanding the foregoing, and provided that the undersigned is (a) not required to effect any public filing or report regarding such transfers described in clauses (i) - (iv) and (vi) below, and (b) does not voluntarily effect any public filing or report regarding such transfers described in clauses (i) - (iv), (vi) and (viii) below, the undersigned or any of its affiliates may transfer the Undersigned’s Shares:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	if such transfer occurs by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein;

(iv)	in transactions relating to Shares or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions;

(v)	after the consummation of the Offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean a change in ownership of not less than seventy-five percent (75%) of all of the voting stock of the Company;

(vi)	pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of Shares;

(vii)	as a result of the operation of law, or pursuant to an order of a court or regulatory agency; or

(viii)	with the prior written consent of Goldman Sachs & Co. LLC (the “Releasing Underwriter”) on behalf of the Underwriters.

In addition, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) to any subsidiary or “affiliate” (as such term is defined under the Securities Act of 1933, as amended) of such entity (including without limitation, if the undersigned is a fund, to funds under common management or control), (ii) if the undersigned is an individual, to any immediate family member or any Person controlled by the undersigned and (iii) if the undersigned is an entity, as a distribution to partners, members, shareholders or holders of similar equity interests in the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares except in accordance with this Lock-Up Agreement and (1) any such transfer shall not involve a disposition for value and (2) the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that (a) such plan does not provide for the transfer of Shares during the Lock-up Period and (b) neither the Company nor the undersigned shall effect any public filing or report regarding the establishment of the trading plan or (ii) any third-party pledge in a bona fide transaction as collateral to secure the obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and its affiliates; provided, that (a) any such pledgee or other party shall, upon foreclosure on the pledged Shares, execute and deliver an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and (b) none of the Company, the undersigned, nor such pledgee or other party shall effect any public filing or report regarding such pledge, foreclosure or otherwise relating to the pledge.

In addition, notwithstanding the foregoing, if the undersigned is a director or officer of the Company, without the prior written consent of the Releasing Underwriter, the undersigned may exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or any options, warrants or other securities convertible into or exercisable or exchangeable for shares of Class A Common Shares, which options, warrants or other securities are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that (1) no filings shall be required or made during the Lock-Up Period, (2) the underlying Class A Common Shares continue to be subject to the restrictions set forth in this Lock-Up Agreement, and (3) neither the Company nor the undersigned otherwise voluntarily effects any other public filings, announcements or reports regarding such exercise during the Lock-Up Period.

The undersigned now has, and, except in the case of permitted transfers as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In the event that (i) the Releasing Underwriter releases, in full or in part, any officer, director or other shareholder of the Company who beneficially owns at least one percent (1%) of the outstanding Class A Common Shares (a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this agreement signed by such Triggering Shareholder for the benefit of any Underwriter in connection with the Offering and (ii) such release or series of releases cumulatively relates to more than 100,000 Class A Common Shares (as adjusted for any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event) held by the Triggering Shareholder ((i) and (ii) together, a “Triggering Release”), then the undersigned shall be automatically released from this agreement to the same extent, with respect to the same percentage of Company securities of the undersigned as the percentage of Company securities being released in the Triggering Release represent with respect to the Company securities held by the Triggering Shareholder (calculated as a percentage of the total outstanding Class A Common Shares held by the Triggering Shareholder) at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall use its reasonable best efforts to notify the undersigned within two (2) business days of the occurrence of such Triggering Release. Notwithstanding the foregoing, the provisions of this paragraph will not apply (i) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (ii) if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer.

This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the Registration Statement on Form F-3 is withdrawn, (b) the date on which the Company, or the Underwriters, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (c)

termination of the Underwriting Agreement before the closing of the Offering or (d) June 15, 2020, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

Very truly yours,

Exact Name of Shareholder or Optionholder

Authorized Signature

Title